Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Worldteq Group International, Inc.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 14, 2003 which appears in the Registrants form 10-KSB for the year ended December 31, 2002.


/s/ Malone & Bailey
Malone & Bailey, PLLC
Houston, Texas


March 1, 2004